

i-80 Gold Corp
(British Columbia)
Material Subsidiaries
100%
Premier Gold Mines USA Inc.
(Delaware)
100%
Paycore Minerals Inc.
(Ontario)
100%
Paycore Canada Inc.
(Ontario)
100%
2823857 Ontario Inc.
(Ontario)
100%
Golden Hill Mining Holdings Inc.
(Delaware)
100%
Golden Hill Mining LLC
(Delaware)
100%
FAD Property
(Nevada)
100%
Au-reka Gold LLC
(Delaware)
100%
Goldcorp Dee LLC
(Nevada)
100%
Osgood Mining Company LLC
(Nevada)
100%
Ruby Hill Mining Company, LLC
(Nevada)
100%
Argenta LLC
(Nevada)
100%
McCoy-Cove Property
(Nevada)
100%
Lone Tree Property
(Nevada)
100%
Granite Creek Property
(Nevada)
100%
Ruby Hill Property
(Nevada)